EXHIBIT 5.1

THE BANK OF NEW YORK

ONE WALL STREET

NEW YORK, NEW YORK 10286

July 20, 2004

The Bank of New York Company, Inc.

One Wall Street

New York, New York 10286

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the “Act”) of (i) $2,000,000,000 aggregate amount of debt securities (the “Debt Securities”) of The Bank of New York Company, Inc., a New York corporation (the “Company”), which Debt Securities may comprise part of Equity Security Units, shares of the Company’s Preferred Stock, without par value (the “Preferred Stock”), shares of the Company’s Class A Preferred Stock, par value $2.00 per share (the “Class A Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) issued against deposit of Preferred Stock or Class A Preferred Stock pursuant to a Deposit Agreement (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company, and Warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Class A Preferred Stock, Depositary Shares, Common Stock or any combination thereof, issued pursuant to one or more Warrant Agreements to be entered into between the Company and a bank or trust company selected by the Company, (ii) such indeterminate number of shares of the Company’s Common Stock, par value $7.50 per share (the “Common Stock”), as may be issuable separately or in exchange for or upon conversion of the Debt Securities, Preferred Stock, Class A Preferred Stock or Warrants or pursuant to the Equity Purchase Contracts, as the case may be, and the Preferred Stock Purchase Rights related to the Common Stock (the “Rights”) to be issued pursuant to the Amended and Restated Rights Agreement, dated as of January 13, 2004 between the Company and The Bank of New York, as Rights Agent, (iii) such indeterminate number of shares of perpetual preferred stock or other equity securities of the Company and such indeterminate principal amount of debt securities of the Company as may, in each case, be acceptable to the Company’s primary federal regulator and may be issuable in exchange for or upon conversion of the Preferred Stock, Class A Preferred Stock or Warrants or pursuant to the Equity Purchase Contracts (collectively, “Other Capital Securities”), (iv) such indeterminate number of shares of preferred stock of the Company not included in Other Capital Securities (the “Additional Preferred Shares”) as may be issuable upon conversion of the Preferred Stock, Class A Preferred Stock or Warrants or pursuant to the Equity Purchase Contracts and (v) such indeterminate principal amount of debt securities of the Company (the “Additional Debt Securities”) as may be issuable in exchange for the Preferred

The Bank of New York Company, Inc.

July 20, 2004

Stock, Class A Preferred Stock, or Warrants (the Debt Securities, Preferred Stock, Class A Preferred Stock, Common Stock, Rights, Warrants, Other Capital Securities, Additional Preferred Shares and Additional Debt Securities being herein collectively referred to as the “Securities”), I, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1) When the Registration Statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act, a certificate of amendment to the Company’s certificate of incorporation with respect to the Preferred Stock or Class A Preferred Stock of a particular series has been duly filed with the Secretary of State of the State of New York, the terms of the Preferred Stock or Class A Preferred Stock of such series and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock or Class A Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock or Class A Preferred Stock of such series will be validly issued, fully paid and nonassessable.

(3) Assuming the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Common Stock has been validly issued either separately or in exchange for or upon conversion of Debt Securities, shares of any series of Preferred Stock, Class A Preferred Stock, or Warrants or pursuant to the Equity Purchase Contracts, the Rights attributable to the Common Stock will be validly issued.

        (4) The shares of Common Stock have been duly authorized, and when the Registration Statement has become effective under the Act and the shares of Common Stock in the form filed as an exhibit to the Registration Statement have been duly executed, countersigned and delivered

The Bank of New York Company, Inc.

July 20, 2004

by the Company upon purchase therefor and payment in full therefor as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable, and the Common Stock, when duly issued in exchange for or upon conversion of Debt Securities, the Preferred Stock, Class A Preferred Stock of such series or Warrants or pursuant to the Equity Purchase Contracts will be validly issued, fully paid and nonassessable.

(5) When the Registration Statement has become effective under the Act, a certificate of amendment to the Company’s certificate of incorporation with respect to the Preferred Stock or Class A Preferred Stock of a particular series and such Other Capital Securities as constitute perpetual preferred stock or other equity securities of the Company or Additional Preferred Shares, as the case may be, has been duly filed with the Secretary of State of the State of New York, the terms of the Preferred Stock or Class A Preferred Stock of such series and of its issuance and sale and the terms of such Other Capital Securities or Additional Preferred Shares, as the case may be, have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock or Class A Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement and such Other Capital Securities or Additional Preferred Shares, as the case may be, have been duly issued in exchange for or upon conversion of shares of the applicable series of Preferred Stock, Class A Preferred Stock or Warrants or pursuant to the Equity Purchase Contracts, then such Other Capital Securities or Additional Preferred Shares, as the case may be, will be validly issued, fully paid and nonassessable.

        (6) When the Registration Statement has become effective under the Act, a certificate of amendment to the Company’s certificate of incorporation with respect to the Preferred Stock or Class A Preferred Stock of a particular series has been duly filed with the Secretary of State of the State of New York, the Indenture relating to such Other Capital Securities as constitute debt securities of the Company or Additional Debt Securities, as the case may be, have been duly executed and delivered, the terms of the Preferred Stock or Class A Preferred Stock of such series and of its issuance and sale and the terms of such Other Capital Securities as constitute debt securities or Additional Debt Securities, as the case may be, have been duly established in conformity with the Company’s certificate of incorporation and the applicable Indenture, respectively, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock or Class A Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement, and such Other Capital Securities as constitute debt securities or Additional Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable Indenture and duly issued in exchange for or upon conversion of shares of the applicable series of Preferred Stock Class A Preferred Stock or Warrants or pursuant to the Equity Purchase Contracts, such Other Capital Securities as constitute debt securities or Additional Debt Securities, as the case may be, will constitute valid

The Bank of New York Company, Inc.

July 20, 2004

and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7) When the Registration Statement has become effective under the Act, the Deposit Agreement has been duly authorized, executed and delivered, the terms of the Depositary Shares and of their issue and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Depositary Shares have been duly executed and issued in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement or duly issued pursuant to the Equity Purchase Contracts, the Depositary Shares will be duly and validly issued and persons in whose names the Depositary Receipts evidencing such Depositary Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(8) When the Registration Statement has become effective under the Act, the Warrant Agreement has been duly authorized, executed and delivered, the terms of the Warrants and of their issue and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and issued in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will be duly and validly issued and persons in whose names the Warrants are registered will be entitled to the rights specified therein and in the Warrant Agreement.

In connection with my opinion set forth in paragraph (3) above, I note that the question whether the Board of Directors of the Company may be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at the time and, accordingly, is beyond the scope of such opinion.

I further note that, as of the date of this opinion, a judgment for money in any action based on a debt security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The Bank of New York Company, Inc.

July 20, 2004

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and I am expressing no opinion as to the effect of the laws of any other jurisdiction. Capitalized term used and not otherwise defined in this opinion shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Securities” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/    PAUL A. IMMERMAN

Paul A. Immerman